UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest reported): January 19, 2005


                                 W3 GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                    0-27083               84-1108035
   ----------------------------       -------------       -------------------
   (State or Other Jurisdiction        (Commission           (IRS Employer
         of Incorporation)             File Number)       Identification No.)


               444 Madison Avenue, Suite 1800, New York, NY 10022
               --------------------------------------------------
                    (Address of Principal Executive Offices)


                               (212) 750-5020
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
      Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to
      Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to
      Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company has entered into a Letter of Intent with Cristina Acquisition Corp. ("CAC" or "Acquiree") on January 19, 2005 for the acquisition of 100% of issued and outstanding capital stock of Acquiree, a privately held corporation that plans to engage in the oil and gas industry, to be located in Casper, Wyoming. CAC has entered into a letter of intent to acquire 100% of the membership interests of Gas Ventures LLC for a total cash consideration of $1.2 million and shares of common stock whose value is equal to $7.5 million at the closing. Gas Ventures currently owns and operates oil and gas wells throughout the state of Wyoming. CAC is also in the process of identifying additional acquisition candidates and plans to grow its operations through a series of additional acquisitions.

CAC was recently formed as a wholly owned subsidiary of Signal Companies, Inc., also a privately held company located in Los Angeles, California. Upon the closing of this transaction Signal Companies, Inc., or its designees, shall be issued such number of shares of the Common Stock of the Company as shall equal 83% of the total issued and outstanding shares of Common Stock immediately following the completion of such exchange. As a condition of this transaction the Company proposes to effect a 1 for 20 reverse split of the common stock immediately prior to the closing. As the transaction is currently proposed, CAC will become a wholly owned subsidiary of the Company subject to any changes agreed to by the parties based upon tax, accounting or other considerations, it being the intention of the parties that the transaction qualify as a tax free reorganization under
Section 368 of the Internal Revenue Code.

The Letter of Intent is not binding upon the parties except as specifically stated therein. The Letter of Intent provides for various other matters relating to due diligence prior to closing. The transaction is subject to the parties entering into a formal agreement for the planned transaction which agreement, in additions to the matters specifically set forth in the Letter, shall contain such terms, conditions and covenants as are typical for transactions of this type.

As an additional condition of the transaction, Acquiree must provide evidence of funding in the amount of $1.5 Million prior to the closing date. Further conditions of the transaction include "piggy-back" registration rights for the original shareholders of the Company and the commitment by CAC that it shall not effect any reverse split of the common stock of the Company for a period of 24 months after the closing without the consent of the owners of a majority of the shares of common stock of the Company immediately prior to the closing.

Collateral to the agreement between the Company and CAC, Ameristar Group, Incorporated, whose principals are directors and principal shareholders of the Company, has entered into a consulting agreement with Signal Companies, Inc. to provide investment banking services to Signal and the Company on a going forward basis. Pursuant to that consulting agreement, which takes effect commencing April 1, 2005, Ameristar will receive a monthly retainer. The Ameristar consulting agreement is further contingent upon the closing of the CAC/W3 transaction.

Item 7.01 Regulation FD Disclosure.

On   January  20,  2005,  W3  Group,  Inc. issued a press release announcing that it has entered into a Letter of Intent to acquire
Cristina Acquisition Corp. The press release is filed with this Form 8-K as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Letter of Intent dated January 19, 2005 between Registrant and Cristina Acquisition Corp.;

99.1 Press Release dated January 20, 2005 issued by Registrant in connection with execution of the Letter of Intent with Cristina Acquisition Corp.


                            SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 20, 2005     W3 GROUP, INC., A Delaware Corporation
                           (Registrant)


                           By: /s/ Robert Gordon
                              ----------------------------------
                                   Robert Gordon
                                   Acting President

                          EXHIBIT INDEX

10.1 Letter of Intent dated January 19, 2005 between Registrant and Cristina Acquisition Corp.;

99.1 Press Release dated January 20, 2005 issued by Registrant in connection with execution of the Letter of Intent with Cristina Acquisition Corp.